Exhibit 10.68

EXECUTION COPY

NOTE PURCHASE AGREEMENT

dated February 21, 2020

among

THERAVANCE BIOPHARMA R&D, INC.,

TRIPLE ROYALTY SUB II LLC

and

THE PURCHASER NAMED HEREIN

$400,000,000 TRIPLE II 9.5% FIXED RATE TERM NOTES DUE 2035

Table of Contents

		Page

ARTICLE I
INTRODUCTORY

Section 1.1	Introductory	1

ARTICLE II
RULES OF CONSTRUCTION AND DEFINED TERMS

Section 2.1	Rules of Construction and Defined Terms	1

ARTICLE III
SALE AND PURCHASE OF ORIGINAL NOTES; CLOSING

Section 3.1	Sale and Purchase of Original Notes; Closing	2

ARTICLE IV
REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF PURCHASER

Section 4.1	Purchase for Investment and Restrictions on Resales	3
Section 4.2	Purchaser Status	4
Section 4.3	Source of Funds	4
Section 4.4	Due Diligence	5
Section 4.5	Enforceability of this Note Purchase Agreement	9
Section 4.6	GSK and Innoviva	9
Section 4.7	Confidentiality Agreement	9
Section 4.8	Tax Matters	9
Section 4.9	Reliance	10

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE ISSUER AND THERAVANCE BIOPHARMA R&D

Section 5.1	Securities Laws	10
Section 5.2	Investment Company Status	10
Section 5.3	Governmental Authorizations	11
Section 5.4	Compliance with ERISA	11
Section 5.5	Use of Proceeds; Margin Regulations	11
Section 5.6	No Immunity	11
Section 5.7	Representations and Warranties Relating to the Issuer	12

i

Section 5.8	Other Representations and Warranties of Theravance Biopharma R&D.	15

ARTICLE VI
CONDITIONS TO CLOSING

Section 6.1	Transactional Opinion	15
Section 6.2	Certification as to Note Purchase Agreement	15
Section 6.3	Authorizations	15
Section 6.4	Offering of Original Notes	16
Section 6.5	Use of Proceeds	16
Section 6.6	CUSIP/ISIN Numbers	16
Section 6.7	Proceedings	16
Section 6.8	Consummation of Transactions; Refinancing	16
Section 6.9	No Actions	17
Section 6.10	DTC Matters	17
Section 6.11	No Default; No Event of Default	17
Section 6.12	Instructions to TRC LLC	17

ARTICLE VII
ADDITIONAL COVENANTS

Section 7.1	DTC	17
Section 7.2	Expenses	17
Section 7.3	Cayman Listing	17
Section 7.4	Filing of Financing Statements	18

ARTICLE VIII
SURVIVAL OF CERTAIN PROVISIONS

Section 8.1	Survival of Certain Provisions	18

ARTICLE IX
NOTICES

Section 9.1	Notices	18
ARTICLE X
SUCCESSORS AND ASSIGNS

Section 10.1	Successors and Assigns	19

ARTICLE XI
SEVERABILITY
Section 11.1	Severability	19

ii

ARTICLE XII
WAIVER OF JURY TRIAL

Section 12.1	WAIVER OF JURY TRIAL	19

ARTICLE XIII
GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF IMMUNITY

Section 13.1	Governing Law; Consent to Jurisdiction; Waiver of Immunity	19

ARTICLE XIV
COUNTERPARTS

Section 14.1	Counterparts	20

ARTICLE XV
TABLE OF CONTENTS AND HEADINGS

Section 15.1	Table of Contents and Headings	20

ARTICLE XVI
TAX DISCLOSURE

Section 16.1	Tax Disclosure	20

ARTICLE XVII
MISCELLANEOUS

Section 17.1	Limited Recourse	21
Section 17.2	Distribution Reports	21
Section 17.3	Confidentiality	21
Section 17.4	Currency Exchange; Judgment Currency	22

Annex A          Rules of Construction and Defined Terms

Schedule 1       Purchaser

iii

NOTE PURCHASE AGREEMENT

February 21, 2020

To the Purchaser named in Schedule 1

Ladies and Gentlemen:

Triple Royalty Sub II LLC, a Delaware limited liability company (the “Issuer”), and Theravance Biopharma R&D, Inc., a Cayman Islands exempted company (“Theravance Biopharma R&D”), hereby covenant and agree with you as follows:

ARTICLE I

INTRODUCTORY

Section 1.1       Introductory. The Issuer proposes, subject to the terms and conditions stated herein, to issue and sell to the purchaser named in Schedule 1 (the “Purchaser”) and to the Other Note Purchasers on the Closing Date $400,000,000 in aggregate principal amount of the Issuer’s  Triple II 9.5% Fixed Rate Term Notes due 2035. The principal amount of Original Notes to be purchased by the Purchaser pursuant to this Note Purchase Agreement is set forth opposite the Purchaser’s name in Schedule 1. The Original Notes to be sold to the Purchaser and the Other Note Purchasers (collectively, the “Note Purchasers”) are to be issued on the Closing Date pursuant to, and subject to the terms and conditions of, the Indenture.

The Original Notes will be offered and sold to the Note Purchasers in transactions exempt from the registration requirements of the Securities Act. The Issuer will use the net proceeds from the offering of the Original Notes to (i) pay the placement fee payable to the Placement Agent and certain other fees and expenses associated with the offering and sale of the Original Notes and (ii) pay the remaining amount to Theravance Biopharma R&D in connection with the sale and contribution of the Transferred Assets to the Issuer pursuant to the Sale and Contribution Agreement. Theravance Biopharma R&D will use a portion of the net proceeds to purchase the Class C Units from its wholly-owned subsidiary Triple Royalty Sub LLC, which will use the funds to repay outstanding indebtedness.

ARTICLE II

RULES OF CONSTRUCTION AND DEFINED TERMS

Section 2.1      Rules of Construction and Defined Terms. The rules of construction set forth in Annex A shall apply to this Note Purchase Agreement and are hereby incorporated by reference into this Note Purchase Agreement as if set forth fully in this Note Purchase Agreement. Capitalized terms used but not otherwise defined in this Note Purchase Agreement shall have the respective meanings given to such terms in Annex A, which is hereby incorporated by reference into this Note Purchase Agreement as if set forth fully in this Note Purchase Agreement. Not all terms defined in Annex A are used in this Note Purchase Agreement.

ARTICLE III

SALE AND PURCHASE OF ORIGINAL NOTES; CLOSING

Section 3.1      Sale and Purchase of Original Notes; Closing. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Note Purchase Agreement and the Indenture, the Issuer will issue and sell to the Purchaser, and the Purchaser will purchase, on the Closing Date, the principal amount of Original Notes set forth opposite the Purchaser’s name on Schedule 1. The Purchaser will purchase such principal amount of Original Notes at a purchase price equal to 100% of the principal amount thereof (the “Price”). Contemporaneously with entering into this Note Purchase Agreement, the Issuer and Theravance Biopharma R&D are entering into separate Note Purchase Agreements (the “Other Agreements”) substantially identical to this Note Purchase Agreement with other note purchasers (the “Other Note Purchasers”), providing for the sale on the Closing Date to each of the Other Note Purchasers of Original Notes in the principal amount specified opposite its name in Schedule 1 to such Other Agreement, at a purchase price equal to 100% of the principal amount thereof (the “Other Prices” and, together with the Price, the “Note Purchase Price”). The Issuer shall not be obligated to deliver, and no Note Purchaser shall be required to purchase, any of the Original Notes except upon delivery of and payment for all the Original Notes to be purchased by the Note Purchasers under the Note Purchase Agreements on the Closing Date and subject to the satisfaction or waiver of the respective terms and conditions hereunder and thereunder.

On the Closing Date, the Issuer will deliver one or more Global Notes for the account of DTC evidencing the aggregate principal amount of Original Notes to be acquired by all Note Purchasers pursuant to the Note Purchase Agreements on the Closing Date, against payment by each such Note Purchaser of its respective portion of the aggregate Note Purchase Price for its beneficial interest therein by wire transfer of immediately available funds to the Trustee Closing Account. The Issuer shall cause the Trustee to hold all such funds in trust for the Note Purchasers pending completion of the closing of the transactions contemplated by the Note Purchase Agreements. Upon receipt by the Trustee of the aggregate Note Purchase Price from all Note Purchasers and the satisfaction of the conditions to closing set forth in Article VI, the Issuer shall cause the Trustee to disburse the Note Purchase Price in accordance with written instructions provided by the Issuer to the Trustee. If the aggregate Note Purchase Price shall not have been received by the Trustee by 3:30 p.m. (New York City time) on the Closing Date, or if the closing of the transactions contemplated by the Note Purchase Agreements shall not otherwise be capable of being consummated by 3:30 p.m. (New York City time) on the Closing Date, then the Trustee shall return, and the Issuer shall cause the Trustee to return, such portion of the Note Purchase Price to such Note Purchaser prior to the close of business on the Closing Date or as soon thereafter as reasonably practicable, in which case such Note Purchaser shall, at its election, be relieved of all obligations (other than confidentiality obligations) under the applicable Note Purchase Agreement.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF PURCHASER

The Purchaser agrees and acknowledges that (x) the Issuer, Theravance Biopharma R&D, respective counsel to the Issuer and Theravance Biopharma R&D and counsel to the Placement Agent may rely upon the accuracy and performance of the representations, warranties, acknowledgements and agreements of the Purchaser contained in this Article IV and (y) the Placement Agent may rely upon the accuracy and performance of the representations, warranties and agreements of the Purchaser contained in Sections 4.1, 4.2 and 4.4.

Section 4.1       Purchase for Investment and Restrictions on Resales. The Purchaser:

(a)      acknowledges that the Original Notes have not been and will not be registered under the Securities Act or the Applicable Laws of any U.S. state or other jurisdiction relating to securities matters other than on the official list of the Cayman Islands Stock Exchange and may not be offered, sold, pledged or otherwise transferred except as set forth in the Indenture and the legend regarding transfers on its Original Notes;

(b)     agrees that, if it should resell or otherwise transfer the Original Notes, in whole or in part, it will do so only pursuant to an exemption from, or in a transaction not subject to, registration under the Securities Act and any other Applicable Laws relating to securities matters, including the Investment Company Act, the respective rules and regulations promulgated under any of the foregoing, the provisions of this Note Purchase Agreement and any transfer restrictions set forth in the Indenture, and only to a Person that it reasonably believes, at the time any buy order for such Original Notes is originated, is (i) Theravance Biopharma R&D, the Issuer or any of their respective subsidiaries or (ii) a Qualified Purchaser that is not a Restricted Party that (x) is a QIB that purchases for its own account or for the account of a QIB, to which notice is given that the transfer is being made in reliance on Rule 144A or (y) is a Non-U.S. Person outside the United States in an offshore transaction in compliance with Rule 903 or 904 of Regulation S (if available);

(c)      agrees that it will give to each Person to which it transfers the Original Notes, in whole or in part, notice of the restrictions on transfer of the Original Notes;

(d)     agrees that it will cause any Person to which it intends to transfer (or any prospective purchaser of) the Original Notes to execute and deliver to the Issuer a confidentiality agreement in the form attached as Exhibit B to the Indenture and agrees not to make available or disclose any Information (as defined in Exhibit B to the Indenture) to such Person until such confidentiality agreement is so executed and delivered and the parties hereto acknowledge and agree that after such Person executes and delivers such confidentiality agreement, the Purchaser and its Affiliates shall not be liable in respect of the actions or omissions to act of such Person with respect to such information if such Person is not an Affiliate of the Purchaser, and the Purchaser otherwise agrees to comply with the procedures relating to the execution and delivery of such confidentiality agreement set forth in the Indenture;

(e)      acknowledges the restrictions and requirements applicable to transfers of the Original Notes contained in the Indenture and agrees that it will only offer or sell the Original Notes in accordance with the Indenture and only to Permitted Holders; and

(f)      represents that it is purchasing the Original Notes for investment purposes and not with a view to resale or distribution thereof in contravention of the requirements of the Securities Act; provided, however, that the Purchaser reserves the right to sell the Original Notes at any time in accordance with Applicable Laws, the restrictions and requirements contained in the Indenture applicable to transfers of the Original Notes, the legend on the Original Notes regarding transfers and the Purchaser’s investment objectives.

Section 4.2      Purchaser Status.  The Purchaser represents and warrants that, as of the date hereof, it is a Qualified Purchaser that is not a Restricted Party and is (i) a QIB and is purchasing the Original Notes for its own account or for the account of a QIB, (ii) a Non-U.S. Person or (iii) an Institutional Accredited Investor.

Section 4.3       Source of Funds. The Purchaser represents, warrants and covenants that at least one of the following statements is an accurate representation as to itself or each source of funds (a “Source”) to be used by the Purchaser to pay the purchase price of the Original Notes to be purchased by the Purchaser hereunder:

(a)      it is not a Plan and is not acting on behalf of a Plan or using Plan Assets to purchase an Original Note; or

(b)     the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with the Purchaser’s state of domicile; or

(c)      the Source is a separate account that is maintained solely in connection with the Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(d)     the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of PTE 91-38 and, except as disclosed by the Purchaser to the Issuer in writing pursuant to this clause (d), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(e)      the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Issuer that would cause the QPAM and the Issuer to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Issuer in writing pursuant to this clause (e); or

(f)      the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Issuer and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Issuer in writing pursuant to this clause (f); or

(g)     the Source is a governmental plan; or

(h)     the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans and/or plans subject to Section 4975 of the Code, each of which has been identified to the Issuer in writing pursuant to this clause (h) and none of clauses (b) to (g) applies to the Source; or

(i)      the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA and Section 4975 of the Code.

As used in this Section 4.3, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

Section 4.4       Due Diligence.

(a)      The Purchaser acknowledges that (i) it has received and reviewed and is familiar with the final summary of terms dated February 21, 2020 relating to the Transaction Documents, and (ii) the Placement Agent has made certain information in a dataroom maintained through Debt Domain, which may be accessed through login credentials provided by the Issuer to the Purchaser (the information described in clauses (i) and (ii), collectively, the “Information Package”). The Purchaser (i) has obtained all information that it has deemed necessary or appropriate to determine, based on its own judgment, whether to enter into the transactions contemplated by the Transaction Documents, including the purchase of the Original Notes, and (ii) acknowledges and agrees that the Information Package does not address all matters customarily addressed in, or otherwise comparable to, a registration statement filed in connection with a public offering or an offering document customarily used in private placement transactions.

(b)     The Purchaser acknowledges that it is acting for its own account, and it has made its own independent decision to purchase the Original Notes and enter into the other transactions contemplated by the Transaction Documents and as to whether the acquisition of the Original Notes and the entry into the transactions contemplated by the Transaction Documents is appropriate or proper for it based upon its own judgment and based on such information and materials and advice from its own advisors as it has deemed necessary or appropriate in connection therewith. The Purchaser is not relying on any communication (written or oral) of the Issuer or Theravance Biopharma R&D or any of their respective Affiliates or members, managers, brokers, advisors, lawyers, accountants, bankers, trustees, investors, co-investors, insurers, insurance brokers, underwriters and financing parties as investment advice or as a recommendation to purchase the Original Notes or enter into the transactions contemplated by the Transaction Documents, it being understood that any information and explanations regarding the Original Notes, the terms and conditions of the Transaction Documents or the transactions contemplated hereby or thereby provided by the Issuer, whether at the request of the Purchaser or in connection with discussions with the Purchaser, shall not be considered investment advice or a recommendation to purchase the Original Notes or enter into the transactions contemplated by the Transaction Documents. The Purchaser has not received from the Issuer or Theravance Biopharma R&D or any of their respective Affiliates or members, managers, brokers, advisors, lawyers, accountants, bankers, trustees, investors, co-investors, insurers, insurance brokers, underwriters and financing parties any assurance or guarantee as to the expected performance of the Original Notes or the results or consequences of entering into the transactions contemplated by the Transaction Documents. None of the Issuer or Theravance Biopharma R&D or any of their respective Affiliates or members, managers, brokers, advisors, lawyers, accountants, bankers, trustees, investors, co-investors, insurers, insurance brokers, underwriters and financing parties makes any representation regarding the financial, business or tax implications for the Purchaser of purchasing the Original Notes or entering into the transactions contemplated by the Transaction Documents.

(c)      The Purchaser acknowledges and agrees that (i) the GSK Agreements, the TRC LLC Agreement and the Master Agreement generally impose confidentiality obligations on information relating to or generated in connection with the GSK Agreements, the TRC LLC Agreement and the Master Agreement and performance thereunder, and, accordingly, the Purchaser has made, either alone or together with its advisors, such independent investigation of the Issuer, Theravance Biopharma R&D, Theravance Biopharma, GSK and their respective businesses, financial condition, prospects, managements, assets, obligations and related matters, and such separate and independent investigation of the Transferred Assets, as the Purchaser deems to be, or its advisors have advised to be, necessary or advisable in connection with the purchase of the Original Notes pursuant to the transactions contemplated by this Note Purchase Agreement.

(d)     The Purchaser has sufficient knowledge and experience in financial, business and tax matters to render it capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of purchasing the Original Notes and entering into the transactions contemplated by the Transaction Documents, and the Purchaser is not relying on views or advice of Theravance Biopharma R&D or the Issuer or any of their respective Affiliates or members, managers, brokers, advisors, lawyers, accountants, bankers, trustees, investors, co-investors, insurers, insurance brokers, underwriters and financing parties in that regard. The Purchaser is capable of assuming, and assumes, the risks of purchasing the Original Notes and entering into the transactions contemplated by the Transaction Documents. The Purchaser is able to bear all of the risks (financial and otherwise) associated with (i) owning the Original Notes,  whether as a result of an Event of Default, any termination of the GSK Agreements or the TRC LLC Agreement, any delay, reduction or termination of the Class C Distributions, any breach of the GSK Agreements by GSK or Innoviva, any breach of the TRC LLC Agreement by Innoviva, or any liquidation or winding up of the Issuer or otherwise and (ii) entering into the transactions contemplated by the Transaction Documents. After appropriate independent investigations, the Purchaser has determined that purchasing the Original Notes and entering into the transactions contemplated by the Transaction Documents are suitable for it.

(e)      The Purchaser acknowledges and agrees that the Issuer has provided it with an opportunity to review the Transaction Documents and the Information Package.

(f)      The Purchaser acknowledges and agrees that (i) none of the Issuer, Theravance Biopharma or Theravance Biopharma R&D shall have any obligation or liability with respect to the allocations of resources, scope, intensity and duration of efforts or decisions and judgments made in connection with development and commercialization (including acts or omissions that result in, or increase the likelihood of, greater or lesser commercial success): (A) with respect to, or as among, any Products or (B) as among any one or more Products, on the one hand, and any other products or therapeutically active components, on the other hand.

(g)     The Purchaser acknowledges and agrees that the Issuer, Theravance Biopharma R&D, Theravance Biopharma and their respective Affiliates have in their possession, and in the future may come into possession of, and the Placement Agent, its Affiliates and any other Person, may now or in the future have in their possession, projections, forecasts and estimates with respect to Theravance Biopharma R&D, Theravance Biopharma, the Products, the market in which the Products compete, the Issuer or other related matters that are confidential and have not been made available to the Purchaser, that may be materially more optimistic than those otherwise available to the Purchaser and others that may be materially more pessimistic than those otherwise available to the Purchaser and that differ from the projections, forecasts and estimates than may otherwise be available to the Purchaser.

(h)     None of Theravance Biopharma R&D or the Issuer or any of their respective Affiliates is acting as a fiduciary for or an advisor to the Purchaser in respect of the Original Notes or the transactions contemplated by the Transaction Documents or has any responsibility governing the conduct of fiduciaries or investment advisors as may be applicable to the Purchaser.

(i)      The Purchaser agrees that this Note Purchase Agreement does not in itself constitute a “security” within the meaning of the Securities Act or the Exchange Act. The Purchaser is not purchasing the Original Notes or entering into the transactions contemplated by the Transaction Documents except based upon its own judgment and determination as to the appropriateness of a purchase of the Original Notes and the transactions contemplated by the Transaction Documents, based upon the information available to it. In particular, the Purchaser represents and warrants that it is familiar with the risks related to an investment in the Original Notes and the entry into the transactions contemplated by the Transaction Documents. None of Theravance Biopharma R&D or the Issuer or any of their respective Affiliates is undertaking any responsibility whatsoever relating to such risks, and the Issuer has agreed to sell the Original Notes and enter into the transactions contemplated by the Transaction Documents only if the Purchaser itself has conducted a sufficient review to its satisfaction regarding such risks and that the Purchaser desires the Issuer to sell the Original Notes to the Purchaser and enter into the transactions contemplated by the Transaction Documents based on the Purchaser’s assessment of such risks.

(j)      To the extent Theravance Biopharma R&D or the Issuer or any of their respective Affiliates has provided the Purchaser with, or with access to, any information regarding the Original Notes or the transactions contemplated by the Transaction Documents or has otherwise facilitated the obtainment of any such information, the Purchaser understands that none of Theravance Biopharma R&D or the Issuer or any of their respective Affiliates makes any representation or warranty with respect to the accuracy or completeness of any such information except as provided in the Transaction Documents or any documents contemplated to be delivered pursuant to the Transaction Documents, and the Purchaser is capable of independently conducting, and has conducted, to the extent it has determined necessary or appropriate, its own investigation and evaluation with respect to such information and any other information as it may deem appropriate to obtain and review in connection with purchasing the Original Notes and entering into the transactions contemplated by the Transaction Documents. Without limiting the generality of the foregoing, none of Theravance Biopharma R&D or the Issuer or any of their respective Affiliates makes any representation or warranty regarding whether the Information Package, any information contained or referenced therein, or any other information obtained by the Purchaser or that Theravance Biopharma R&D, the Issuer or any other Person may provide the Purchaser with or facilitate access to, includes all information that would be material in connection with evaluating a purchase of the Original Notes or the entry into the transactions contemplated by the Transaction Documents. Theravance Biopharma R&D and the Issuer and their respective Affiliates are relying on the Purchaser to determine the nature and scope of the information relevant to evaluating the purchase of the Original Notes and the entry into the transactions contemplated by the Transaction Documents and are only agreeing to facilitate the obtainment of such information by the Purchaser. The Purchaser agrees that, except as provided in the Transaction Documents, none of Theravance Biopharma R&D or the Issuer or any of their respective Affiliates has any duty or obligation to provide, deliver or disclose any information to the Purchaser, whether or not Theravance Biopharma R&D or the Issuer or any of their respective Affiliates, or any other party, deems any such information relevant or material to the purchase of the Original Notes or the entry into the transactions contemplated by the Transaction Documents.

(k)     The Purchaser acknowledges that the Issuer and Theravance Biopharma R&D and their respective Affiliates may be restricted from disclosing certain information in their respective possession due to (i) confidentiality restrictions relating to ownership of certain information by third parties, including Theravance Biopharma, TRC LLC, Innoviva and GSK, and (ii) the need to protect intellectual property rights and trade secrets that are crucial to the continued operation of Theravance Biopharma R&D’s business.

(l)      The Purchaser has independently and without reliance upon any other Person, and based on such information the Purchaser has deemed appropriate, made its own analysis and decision to enter into this Note Purchase Agreement, except that the Purchaser has relied upon the express representations, warranties, covenants and agreements made for its benefit in the Transaction Documents and any documents contemplated to be delivered pursuant to the

Transaction Documents and, without limiting the generality of the foregoing, the Purchaser has not received any other representations or warranties (implied or otherwise) from any Person, including, without limitation, Theravance Biopharma R&D and the Issuer, in connection with the sale of the Original Notes hereunder.

Section 4.5      Enforceability of this Note Purchase Agreement. This Note Purchase Agreement has been duly authorized, executed and delivered by the Purchaser and constitutes the valid, legally binding and enforceable obligation of the Purchaser, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Applicable Laws affecting creditors’ rights generally and by general principles of equity.

Section 4.6       GSK and Innoviva. The Purchaser acknowledges and agrees that neither GSK nor Innoviva is a party to the transactions to which this Note Purchase Agreement relates, has participated in the preparation of any document related thereto, or makes any representations or warranties whatsoever with respect to the transactions contemplated by the Transaction Documents, including the issuance of the Original Notes by the Issuer, the value thereof, the risks associated therewith or any other matter whatsoever. The Purchaser further acknowledges and agrees that neither the Purchaser nor the Trustee on the Purchaser’s behalf shall have any rights to participate in, or access to non-public information about, the development and commercialization work GSK and Innoviva are undertaking with respect to the GSK Agreements, any right to enforce any rights under the GSK Agreements or be a third party beneficiary of the GSK Agreements, nor shall the Purchaser or the Trustee on the Purchaser’s behalf have any right to assert any claim against any Person under the GSK Agreements.

Section 4.7       Confidentiality Agreement. The Purchaser acknowledges and agrees that it is bound by the terms and conditions of the confidentiality agreement referenced in Schedule 1 (including, if the Purchaser is not a party thereto, as if it were a party thereto), agrees to execute any documents reasonably requested by the Issuer to evidence such obligation and acknowledges and agrees that such confidentiality agreement remains in effect and will survive the execution and delivery of this Note Purchase Agreement and the closing of the purchase of the Original Notes pursuant to its terms.

Section 4.8       Tax Matters.

(a)      Except as otherwise required by Applicable Law, the Purchaser agrees to treat, and shall treat, the Original Notes as indebtedness of the Issuer for U.S. federal income tax purposes.

(b)     The Purchaser understands and acknowledges that failure to provide the Issuer, the Trustee or any Paying Agent with the applicable U.S. federal income tax certifications (generally, an IRS Form W-9 (or successor applicable form) in the case of a Person that is a United States person (within the meaning of Section 7701(a)(30) of the Code) or an appropriate IRS Form W-8 (or successor applicable form) in the case of a Person that is not a United States person (within the meaning of Section 7701(a)(30) of the Code)) may result in U.S. federal back-up withholding from payments in respect of the Original Notes.

Section 4.9     Reliance. The Purchaser acknowledges and agrees that the Issuer and Theravance Biopharma R&D and, for purposes of the opinions to be delivered to the Purchaser pursuant to Sections 6.1 (to the extent such opinions relate to exemptions from registration requirements under Applicable Law), counsel for the Issuer and Theravance Biopharma R&D may rely, without any independent verification thereof, upon the accuracy of the representations, warranties and acknowledgements of the Purchaser, and compliance by the Purchaser with its agreements, contained in Sections 4.1, 4.2, 4.3 and 4.4, and the Purchaser hereby consents to such reliance.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE ISSUER AND THERAVANCE BIOPHARMA R&D

Each of the Issuer and Theravance Biopharma R&D, jointly and severally, represents and warrants to the Purchaser as follows:

Section 5.1       Securities Laws.

(a)      No securities of the same class (within the meaning of Rule 144A(d)(3)(i) under the Securities Act) as the Original Notes have been issued and sold by the Issuer within the six-month period immediately prior to the date hereof.

(b)     Assuming the accuracy of the statements in the certificate to be delivered by the Placement Agent pursuant to Section 6.4,  none of the Issuer, Theravance Biopharma R&D or any affiliate (as defined in Rule 144 under the Securities Act) of the Issuer or Theravance Biopharma R&D has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any security (as defined in the Securities Act) that is or will be integrated with the sale of the Original Notes in a manner that would require the registration under the Securities Act of the Original Notes, (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Original Notes (as those terms are used in Regulation D under the Securities Act), or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act, including publication or release of articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television, radio or internet, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising or (iii) engaged in any directed selling efforts within the meaning of Rule 902(c) of Regulation S.

(c)      Assuming the accuracy of the representations and warranties of the Note Purchasers in each Note Purchase Agreement and assuming the accuracy of the statements in the certificate to be delivered by the Placement Agent pursuant to Section 6.4, (i) the Indenture is not required to be qualified under the Trust Indenture Act and (ii) no registration under the Securities Act of the Original Notes is required in connection with the sale of the Original Notes to the Note Purchasers as contemplated by the Note Purchase Agreements.

Section 5.2       Investment Company Status. Assuming the accuracy of the representations and warranties of the Note Purchasers in each Note Purchase Agreement and after giving effect to the offering and sale of the Original Notes and the purchase by the Issuer of the Transferred Assets, the Issuer will not be required to register as an “investment company” within the meaning of the Investment Company Act.

Section 5.3      Governmental Authorizations. The execution and delivery by the Issuer or Theravance Biopharma R&D of the Transaction Documents to which the Issuer or Theravance Biopharma R&D is party, the performance by the Issuer or Theravance Biopharma R&D of its obligations thereunder and the consummation of any of the transactions contemplated thereunder do not require any consent, approval, license, order, authorization or declaration from, notice to, action or registration by or filing with any Governmental Authority, except for the filing of a Current Report on Form 8-K with the SEC, the filing of UCC financing statements, those previously obtained and those the failure of which to be obtained or made would not be a Material Adverse Change.

Section 5.4      Compliance with ERISA.  The Issuer does not currently maintain and has not maintained any Plan, and neither the Issuer nor Theravance Biopharma R&D currently maintains or has maintained any Non-U.S. Plans. Each Plan maintained by Theravance Biopharma R&D or any of its Subsidiaries has been operated and administered in compliance with Applicable Law, except as could not reasonably be expected to result in a material liability to Issuer or Theravance Biopharma R&D. Neither the Issuer, Theravance Biopharma R&D nor any of their respective ERISA Affiliates has incurred any material liability or penalty pursuant to Title I or IV of ERISA or (with respect to its respective Plans, if any) pursuant to Section 4975 of the Code, and no event, transaction or condition has occurred or exists that would, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Issuer, Theravance Biopharma R&D or any of their respective ERISA Affiliates, except as would not reasonably be expected to result in a Material Adverse Change. None of the Issuer, Theravance Biopharma R&D or any of their respective ERISA Affiliates currently maintains or has maintained a pension plan that is subject to Title IV of ERISA. The execution and delivery of this Note Purchase Agreement and the issuance and sale of the Original Notes hereunder will not involve any non-exempt prohibited transaction described in Section 406(a)(1)(A)-(D) of ERISA or Section 4975(c)(1)(A)-(D) of the Code. The representation by the Issuer and Theravance Biopharma R&D in the preceding sentence is made in reliance upon and subject to the accuracy of the Note Purchasers’ representation in Section 4.3 of each Note Purchase Agreement as to the sources of the funds used to pay the Note Purchase Price of the Original Notes to be purchased by the Note Purchasers.

Section 5.5       Use of Proceeds; Margin Regulations. Neither Theravance Biopharma R&D nor the Issuer is engaged in the business of extending credit for the purpose of buying or carrying margin stock, and no portion of the Note Purchase Price or the proceeds of the sale of the Original Notes shall be used by Theravance Biopharma R&D or the Issuer, as applicable, for a purpose that violates Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time.

Section 5.6      No Immunity. Neither Theravance Biopharma R&D nor the Issuer or any of its respective properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the Applicable Laws of the Cayman Islands.

Section 5.7       Representations and Warranties Relating to the Issuer.

(a)      The Issuer is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and has all power and authority, and all licenses, permits, franchises, authorizations, consents and approvals of all Governmental Authorities, required to own its property and conduct its business as now conducted and to exercise its rights and to perform its obligations under the Transaction Documents to which it is a party. The Issuer is duly qualified to transact business and is in good standing in every jurisdiction in which such qualification or good standing is required by Applicable Law (except where the failure to be so qualified or in good standing would not have a Material Adverse Effect). The Issuer is not in liquidation or bankruptcy and has not become subject to a Voluntary Bankruptcy or an Involuntary Bankruptcy.

(b)     The Issuer has not engaged in any activities or become subject to any Losses or other obligations since its organization (other than those activities and Losses incidental to (i) its organization and permitted by the Issuer Organizational Documents or (ii) the execution and performance of the Transaction Documents to which it is a party and the activities referred to in or contemplated by such agreements), assuming, in respect of Losses or other obligations since its organization, the accuracy of the representations and warranties of Theravance Biopharma R&D and Theravance Biopharma in the Sale and Contribution Agreement and the due and timely performance by each of Theravance Biopharma R&D and Theravance Biopharma of its respective obligations under the Sale and Contribution Agreement. The Issuer has not made any distributions since its organization.

(c)      None of the execution and delivery by the Issuer of any of the Transaction Documents to which the Issuer is party, the performance by the Issuer of the obligations contemplated thereby or the consummation of the transactions contemplated thereby will (i) contravene, conflict with, result in a breach, violation, cancellation or termination of, constitute a default (with or without notice or lapse of time, or both) under, require prepayment under, give any Person the right to exercise any remedy or obtain any additional rights under, or accelerate the maturity or performance of or payment under, in any respect, (A) any Applicable Law or any judgment, order, writ, decree, permit or license of any Governmental Authority to or by which the Issuer or any of its assets or properties may be subject or bound, except where such violation would not have a Material Adverse Effect, (B) any contract, agreement, indenture, lease, license, deed, binding obligation or instrument to which the Issuer is a party or by which the Issuer or any of its assets or properties is bound, except where such violation would not have a Material Adverse Effect, or (C) any of the Issuer Organizational Documents, or (ii) give rise to any additional right of termination, cancellation or acceleration of any right or obligation of the Issuer.

(d)     Each Transaction Document to which the Issuer is a party has been duly authorized, executed and delivered by the Issuer.

(e)      The Transaction Documents to which the Issuer is a party, when duly authorized, executed and delivered by the other party or parties thereto, and, in the case of the Original Notes, when issued and authenticated in accordance with the provisions of the Indenture, constitute the legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar Applicable Laws affecting creditors’ rights generally, general equitable principles and principles of public policy.

(f)      Assuming the accuracy of the representations and warranties of Theravance Biopharma R&D and Theravance Biopharma in the Sale and Contribution Agreement and the due and timely performance by each of Theravance Biopharma R&D and Theravance Biopharma of its respective obligations under the Sale and Contribution Agreement, on the Closing Date, there exists no Event of Default nor any event that, had the Original Notes already been issued, would constitute a Default or an Event of Default.

(g)     On the Closing Date, subject to the Liens created in favor of the Trustee and except for any other Permitted Liens, there exists no Lien over the assets of the Issuer.

(h)     Assuming the accuracy of the representations and warranties of Theravance Biopharma R&D and Theravance Biopharma in the Sale and Contribution Agreement and the due and timely performance by each of Theravance Biopharma R&D and Theravance Biopharma of its respective obligations under the Sale and Contribution Agreement, there is no action, suit, arbitration proceeding, claim, demand, citation, summons, subpoena, other proceeding or, to the knowledge of the Issuer, investigation pending or, to the knowledge of the Issuer, threatened that challenges or seeks to prevent or delay the consummation of the transactions contemplated by the Transaction Documents.

(i)      The Issuer has no Subsidiaries.

(j)      Assuming the accuracy of the representations and warranties of Theravance Biopharma R&D and Theravance Biopharma in the Sale and Contribution Agreement and the due and timely performance by each of Theravance Biopharma R&D and Theravance Biopharma of its respective obligations under the Sale and Contribution Agreement, the Issuer has good and marketable title to the assets and property constituting the Collateral, free and clear of any Liens other than Permitted Liens.

(k)     Under the laws of the State of Delaware, the laws of the State of New York and U.S. federal law in force at the Closing Date, it is not necessary that any Transaction Document be filed, recorded or enrolled by the Issuer with any court or other Governmental Authority in any such jurisdictions or that any stamp, registration or similar Tax be paid by the Issuer on or in relation to any Transaction Document (other than filings with the SEC, UCC financing statements set forth in Exhibit D to the Indenture, evidences and perfection of the Liens and the various consents and agreements, if any, pursuant to the Indenture).

(l)      The Indenture creates in favor of the Trustee, for the benefit of the Noteholders, a valid and enforceable security interest in the Collateral, and, when UCC financing statements in appropriate form are filed in the applicable filing offices and when the Account Control Agreement is executed and delivered by the parties thereto, the security interest created under the Indenture shall constitute a fully perfected security interest in all right, title and interest of the Issuer in the Collateral to the extent perfection can be obtained by filing UCC financing statements or by executing and delivering such Account Control Agreement. No other security agreement, financing statement or other public notice with respect to all or any part of the Collateral (other than any of the foregoing that is referenced in Exhibit D to the Indenture or otherwise names the Trustee as secured party) is on file or of record in any public office that perfects a valid security interest therein.

(m)    Assuming the accuracy of the representations and warranties of Theravance Biopharma R&D and Theravance Biopharma in the Sale and Contribution Agreement and the due and timely performance by each of Theravance Biopharma R&D and Theravance Biopharma of its respective obligations under the Sale and Contribution Agreement, the Issuer has determined, and by virtue of its entering into the transactions contemplated hereby and its authorization, execution and delivery of the Transaction Documents to which it is party, that its incurrence of indebtedness and any other liability hereunder or thereunder or contemplated hereby or thereby, (i) does not leave it with unreasonably small capital with which to engage in its business or unable to pay its debts as they mature, (ii) will not cause it to become subject to any Voluntary Bankruptcy or Involuntary Bankruptcy and (iii) will not render it insolvent within the meaning of Section 101(32) of the Bankruptcy Code. The Issuer has not incurred and does not have present plans or intentions to incur debts or other obligations or liabilities beyond its ability to pay such debts or other obligations or liabilities as they become absolute and matured.

(n)     Assuming the accuracy of the representations and warranties of Theravance Biopharma R&D and Theravance Biopharma in the Sale and Contribution Agreement and the due and timely performance by each of Theravance Biopharma R&D and Theravance Biopharma of its respective obligations under the Sale and Contribution Agreement, no material adverse change in the business, financial condition, operations, earnings, performance or properties of the Issuer has occurred since its date of formation, other than its incurrence of indebtedness pursuant to the Indenture.

(o)     The Issuer is an entity that is disregarded as separate from the initial Equityholder for U.S. federal income tax purposes. The Issuer has never filed any tax return or report under any name other than its exact legal name at the time of the applicable filing. The Issuer has filed (or caused to be filed) all tax returns and reports required by Applicable Law to have been filed by it and has paid all Taxes required to be paid by it. The Issuer does not have any express or implied obligation to indemnify any other Person with respect to Taxes.

(p)     No step has been taken or is intended by the Issuer or, so far as it is aware, any other Person for the winding-up, liquidation, dissolution, administration, merger or consolidation or for the appointment of a receiver or administrator of the Issuer or all or any of its assets.

(q)     Subject to Permitted Liens, the Issuer has not assigned or pledged any of its right, title or interest in the Collateral to anyone other than the Trustee.

(r)      Assuming the accuracy of the representations and warranties of Theravance Biopharma R&D and Theravance Biopharma in the Sale and Contribution Agreement and the due and timely performance by each of Theravance Biopharma R&D and Theravance Biopharma of its respective obligations under the Sale and Contribution Agreement, the Issuer is in compliance with the requirements of all Applicable Laws, a breach of any of which would be a Material Adverse Change.

Section 5.8       Other Representations and Warranties of Theravance Biopharma R&D.

(a)      Each of the representations and warranties made by Theravance Biopharma R&D on the Closing Date in Article III of the Sale and Contribution Agreement and Section 4.1 of the Pledge and Security Agreement shall be incorporated herein by reference as if fully set forth herein and given on and as of the date hereof for the benefit of the Purchaser.

(b)     Trelegy Ellipta is treated as an “Other Combination Product” under the Collaboration Agreement.

ARTICLE VI

CONDITIONS TO CLOSING

The obligations of the Purchaser hereunder are subject to the accuracy, on and as of the date hereof and the Closing Date, of the representations and warranties of the Issuer and Theravance Biopharma R&D contained herein, to the accuracy of the statements of the Issuer and Theravance Biopharma R&D and their respective officers made in any certificates delivered pursuant hereto, to the performance by the Issuer and Theravance Biopharma R&D of their respective obligations hereunder and to each of the following additional terms and conditions:

Section 6.1      Transactional Opinion. Skadden, Arps, Slate, Meagher & Flom LLP shall have furnished to the Note Purchasers its opinion as to certain other transactional matters, as special counsel to Theravance Biopharma, addressed to the Note Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Note Purchasers. Maples and Calder shall have furnished to the Note Purchasers its opinion as to certain transactional matters, as special counsel to Theravance Biopharma and Theravance Biopharma R&D, addressed to the Note Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Note Purchasers.

Section 6.2      Certification as to Note Purchase Agreement. Each of the Issuer and Theravance Biopharma R&D shall have furnished to the Note Purchasers a certificate, dated the Closing Date, of its respective Responsible Officer, stating that, as of the Closing Date, the representations and warranties of the Issuer or Theravance Biopharma R&D, as the case may be, in and incorporated into this Note Purchase Agreement are true and correct in all material respects (provided, that each representation and warranty qualified as to materiality shall be true and correct in all respects as so qualified)  and the Issuer or Theravance Biopharma R&D, as the case may be, has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

Section 6.3      Authorizations. Each of the Issuer,  Theravance Biopharma and Theravance Biopharma R&D shall have furnished to the Note Purchasers (i) certified copies of its respective organizational documents, including as such documents have been amended to effect the transactions contemplated by the Transaction Documents, and (ii) a copy of the resolutions, consents or other documents, certified by a Responsible Officer of the Issuer or Theravance

Biopharma R&D, as the case may be, as of the Closing Date, duly authorizing the execution, delivery and performance of the Transaction Documents to which it is a party and any other documents to be executed on or prior to the Closing Date by or on behalf of it in connection with the transactions contemplated hereby and thereby.

Section 6.4      Offering of Original Notes. The Placement Agent shall have delivered to the Issuer a certificate as to the manner of the offering of the Original Notes and the number and character of the offerees contacted, which certificate shall (a) state that the Placement Agent (i) did not solicit offers for, or offer, the Original Notes by means of any form of general solicitation or general advertising or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act and (ii) solicited offers for the Original Notes only from, and offered the Original Notes only to, Persons that it reasonably believed were Qualified Purchasers that are not Restricted Parties and are (A) QIBs or, if any such Person was buying for one or more institutional accounts for which such Person was acting as fiduciary or agent, only when such Person reasonably believed that each such account was a QIB, (B) in the case of offers outside the United States, Non-U.S. Persons in accordance with Rule 903 of Regulation S and (C) Institutional Accredited Investors,  and (b) represent that none of the Placement Agent or, to the knowledge of the Placement Agent, any managing member of the Placement Agent or any director, executive officer or other officer of the Placement Agent or any such managing member participating in the offering of the Original Notes is subject to disqualification under Rule 506(d) under the Securities Act, and shall further state that counsel to the Issuer and Theravance Biopharma R&D and counsel to the Note Purchasers may rely thereon in rendering their respective opinions to be delivered hereunder.

Section 6.5       Use of Proceeds. The Issuer will apply the proceeds of the sale of the Original Notes as set forth in Section 1.1.

Section 6.6       CUSIP/ISIN Numbers. Standard & Poor’s CUSIP Service Bureau, as agent for the National Association of Insurance Commissioners, shall have issued CUSIP numbers and ISIN numbers for the Original Notes.

Section 6.7      Proceedings. All proceedings and legal matters incident to the formation and constitution of the Issuer and the issuance of the Original Notes, and all other legal matters relating to the Transaction Documents and the transactions contemplated hereby and thereby, shall be reasonably satisfactory in all material respects to the Purchaser, and the Issuer and Theravance Biopharma R&D shall have furnished to the Purchaser all documents and information that it or counsel to the Purchaser may reasonably request to enable them to pass upon such matters, subject to applicable confidentiality obligations.

Section 6.8      Consummation of Transactions; Refinancing. All of the transactions contemplated by the Transaction Documents to be completed on or before the Closing Date shall have been consummated or shall be consummated concurrently with the transactions contemplated hereby in compliance with Applicable Law without amendment or waiver of any material condition thereof, the Purchaser shall have received executed copies of the Transaction Documents (which shall be in full force and effect), and the Trustee shall have received one or more certificates (endorsed for transfer) representing all of the Capital Securities of the Issuer held by the Trustee pursuant to the terms of the Pledge and Security Agreement.  The offering of the Original Notes on the Closing Date as contemplated hereby shall have been consummated or shall be consummated substantially concurrently with the refinancing of outstanding indebtedness of Triple Royalty Sub LLC, as set forth in Section 1.1.

Section 6.9      No Actions. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any Governmental Authority that would, as of the Closing Date, prevent the issuance or sale of the Original Notes, and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date that would prevent the issuance or sale of the Original Notes.

Section 6.10    DTC Matters. The Issuer shall have caused the Notes to be made eligible for DTC safekeeping and processing and shall have instructed DTC to send the Important Section 3(c)(7) Notice to all DTC participants in connection with the offering of the Original Notes.

Section 6.11     No Default; No Event of Default. There exists no Event of Default nor any event that, had the Original Notes already been issued, would constitute a Default or an Event of Default.

Section 6.12     Instructions to TRC LLC. Theravance Biopharma R&D or Triple Royalty Sub II LLC shall (a) provide written instructions to Innoviva, as the manager of TRC LLC, substantially in the form of Exhibit A to the Sale and Contribution Agreement, that (i) provides wire transfer instructions for the Collection Account, (ii) directs TRC LLC to remit amounts that are distributable or payable to the Issuer, as the holder of the Issuer Class C Units, to the Collection Account and (iii) requests that TRC LLC amend Exhibit A to the TRC LLC Agreement to reflect the admission of the Issuer as a new member of TRC LLC and the holder of the Issuer Class C Units (subject to the lien of the Trustee in respect of the Issuer Class C Units under the Indenture), and (b) provide a copy of such written instructions to the Note Purchasers.

ARTICLE VII

ADDITIONAL COVENANTS

Section 7.1      DTC. The Issuer will, and Theravance Biopharma R&D will cause the Issuer to, use reasonable best efforts to comply with the agreements set forth in the representation letter of the Issuer to DTC relating to the approval of the Original Notes by DTC for “book-entry” transfer.

Section 7.2      Expenses. The Issuer and Theravance Biopharma R&D jointly and severally agree to pay or cause to be paid from the proceeds of the issuance of the Original Notes all reasonable, documented Transaction Expenses of the special counsel to the Purchaser;  provided, that it being understood that neither the Issuer nor Theravance Biopharma R&D will reimburse any other expenses of the Purchaser;  provided,  further, that no Transaction Expenses or any other expenses of the Purchaser will be paid, caused to be paid or reimbursed if the Original Notes are not issued and the Closing does not occur on the Closing Date.

Section 7.3       Cayman Listing. The Issuer shall use its commercially reasonable best efforts to effect the listing of the Original Notes on the Cayman Islands Stock Exchange and to

maintain such listing on the Cayman Islands Stock Exchange as promptly as practicable on or after the Closing Date.

Section 7.4      Filing of Financing Statements. As soon as practicable following the Closing on the Closing Date, the Issuer shall file financing statements under the UCC and other recordings required to be made to perfect a security interest in the Transferred Assets sold, contributed, assigned, transferred, conveyed and granted on the Closing Date to the Issuer and the Collateral, including those specified in Exhibit D to the Indenture.

ARTICLE VIII

SURVIVAL OF CERTAIN PROVISIONS

Section 8.1       Survival of Certain Provisions. The representations, warranties, covenants and agreements contained in this Note Purchase Agreement shall survive (a) the execution and delivery of this Note Purchase Agreement and the Original Notes and (b) the purchase or transfer by any Note Purchaser of any Original Note or portion thereof or interest therein. All such provisions are binding upon and may be relied upon by any subsequent holder or beneficial owner of an Original Note, regardless of any investigation made at any time by or on behalf of any Note Purchaser or any other holder or beneficial owner of an Original Note. All statements contained in any certificate or other instrument delivered by or on behalf of any party hereto pursuant to this Note Purchase Agreement shall be deemed to have been relied upon by each other party hereto and shall survive the consummation of the transactions contemplated hereby regardless of any investigation made by or on behalf of any such party. For the avoidance of doubt, all representations, warranties and covenants in this Note Purchase Agreement, in any other Transaction Document or in any certificate or other instrument delivered pursuant hereto or thereto are made as of the date specified herein or therein, as applicable, and none of Theravance Biopharma R&D, the Issuer or any of their Affiliates shall be under any obligation to reaffirm any representations, warranties or covenants made herein or therein on any subsequent date. Only a Person that is not a Restricted Party may make any claim against Theravance Biopharma R&D, the Issuer or any of their Affiliates with respect to any breach of any representation, warranty or covenant contained in any such document.

This Note Purchase Agreement and the other Transaction Documents embody the entire agreement and understanding among the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof, other than the separate Confidentiality Agreements entered into between each Note Purchaser and the Issuer relating to the transactions contemplated hereby.

ARTICLE IX

NOTICES

Section 9.1       Notices. All statements, requests, notices and agreements hereunder shall be in writing and delivered by hand, mail, overnight courier or telefax as follows:

(a)      if to the Purchaser, in accordance with Schedule 1;

(b)     if to the Issuer, in accordance with Section 12.5 of the Indenture; and

(c)      if to Theravance Biopharma R&D, in accordance with Section 9.3 of the Sale and Contribution Agreement.

ARTICLE X

SUCCESSORS AND ASSIGNS

Section 10.1     Successors and Assigns. This Note Purchase Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, permitted assignees and permitted transferees. So long as any of the Original Notes are Outstanding, neither the Issuer nor Theravance Biopharma R&D may assign any of its rights or obligations hereunder or any interest herein, other than in connection with the Restructuring or otherwise to a successor in interest to Theravance Biopharma R&D in accordance with the Transaction Documents, without the prior written consent of the Purchaser.

ARTICLE XI

SEVERABILITY

Section 11.1   Severability. Any provision of this Note Purchase Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by Applicable Law) not invalidate or render unenforceable such provision in any other jurisdiction.

ARTICLE XII

WAIVER OF JURY TRIAL

Section 12.1    WAIVER OF JURY TRIAL. THE PURCHASER, THE ISSUER AND THERAVANCE BIOPHARMA R&D HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS NOTE PURCHASE AGREEMENT.

ARTICLE XIII

GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF IMMUNITY

Section 13.1    Governing Law; Consent to Jurisdiction; Waiver of Immunity. THIS NOTE PURCHASE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. The parties hereto hereby submit to the non-exclusive jurisdiction of the federal and state courts of competent jurisdiction in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Note Purchase Agreement or the transactions contemplated hereby. To the extent that the Issuer or Theravance Biopharma R&D may in any jurisdiction claim for itself or its respective assets immunity (to the extent such immunity may now or hereafter exist, whether on the grounds of sovereign immunity or otherwise) from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process (whether through service of notice or otherwise), and to the extent that in any such jurisdiction there may be attributed to itself or its respective assets such immunity (whether or not claimed), the Issuer or Theravance Biopharma R&D, as the case may be, irrevocably agrees with respect to any matter arising under this Note Purchase Agreement for the benefit of the Purchaser not to claim, and irrevocably waives, such immunity to the full extent permitted by the Applicable Laws of such jurisdiction.

ARTICLE XIV

COUNTERPARTS

Section 14.1   Counterparts. This Note Purchase Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Note Purchase Agreement. Any counterpart may be executed by facsimile or other electronic transmission, and such facsimile or other electronic transmission shall be deemed an original.

ARTICLE XV

TABLE OF CONTENTS AND HEADINGS

Section 15.1    Table of Contents and Headings. The Table of Contents and headings of the Articles and Sections of this Note Purchase Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

ARTICLE XVI

TAX DISCLOSURE

Section 16.1     Tax Disclosure. Notwithstanding anything expressed or implied to the contrary herein, the Purchaser and its respective employees, representatives and agents may disclose to any and all Persons, without limitation of any kind, the tax treatment and the tax structure of the transactions contemplated by this Note Purchase Agreement and the agreements and instruments referred to herein and all materials of any kind (including opinions or other tax analyses) that are provided to the Purchaser relating to such tax treatment and tax structure; provided, however, that neither the Purchaser nor any employee, representative or other agent thereof shall disclose any other information that is not relevant to understanding the tax treatment and tax structure of such transactions (including the identity of any party and any information that could lead another to determine the identity of any party) or any other information to the extent that such disclosure could reasonably result in a violation of any Applicable Law relating to federal or state securities matters. For these purposes, the tax treatment of the transactions contemplated by this Note Purchase Agreement and the agreements and instruments referred to herein means the purported or claimed U.S. federal or state tax treatment of such transactions. Moreover, the tax structure of the transactions contemplated by this Note Purchase Agreement and the agreements and instruments referred to herein includes any fact that may be relevant to understanding the purported or claimed U.S. federal or state tax treatment of such transactions.

ARTICLE XVII

MISCELLANEOUS

Section 17.1     Limited Recourse. Each of the parties hereto agrees that the enforceability against the Issuer of any obligations of the Issuer hereunder shall be limited to the Collateral and the Issuer Pledged Collateral. Once all such Collateral and Issuer Pledged Collateral has been realized upon and such Collateral and Issuer Pledged Collateral has been applied in accordance with Article III of the Indenture, any outstanding obligations of the Issuer shall be extinguished. Each of the parties hereto further agrees that it shall take no action against any employee, partner, director, officer, member, counsel, manager, representative or administrator of the Issuer or the Trustee under this Note Purchase Agreement; provided, that nothing herein shall limit the Issuer (or its permitted successors or assigns, including any party hereto that becomes such a successor or assign) from pursuing claims, if any, against any such Person. The provisions of this Section 17.1 shall survive termination of the Indenture; provided, that the foregoing shall not in any way limit, impair or otherwise affect any rights of any party to proceed against any employee, partner, director, officer, member, counsel, manager, representative or administrator of the Issuer (a) for intentional and willful fraud or intentional and willful misrepresentations on the part of or by such employee, partner, director, officer, member, counsel, manager, representative or administrator or (b) for the receipt by any such employee, partner, director, officer, member, counsel, manager, representative or administrator of the Issuer of any distributions or payments to which the Issuer or any successor in interest is entitled, other than distributions expressly permitted pursuant to the other Transaction Documents. For the avoidance of doubt, this Section 17.1 does not affect the obligations of the Equityholder under the Pledge and Security Agreement or the ability of the Trustee or any Noteholder to exercise any rights or remedies it may have under the Indenture or the Pledge and Security Agreement.

Section 17.2    Distribution Reports. Each party hereto acknowledges and agrees that the Trustee may effect delivery of any Distribution Report (including the materials accompanying such Distribution Report) by making such Distribution Report and accompanying materials available by posting such Distribution Report and accompanying materials on Debt Domain or a substantially similar electronic transmission system. Subject to the conditions set forth in the proviso in the preceding sentence, nothing in this Section 17.2 shall prejudice the right of the Trustee to make such Distribution Report and accompanying materials available in any other manner specified in the Transaction Documents.

Section 17.3   Confidentiality. Except as otherwise required by Applicable Law or judicial or administrative proceedings (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) or the rules and regulations of any securities exchange or trading system or any Governmental Authority or pursuant to requests from regulatory agencies having oversight over the Issuer or its Representatives or in connection with the enforcement of any Transaction Document or as otherwise set forth in this Section 17.3, the Issuer will, and will cause each of its Affiliates, directors, officers, employees, agents and representatives who receive such information (collectively, its “Representatives”) to, treat and hold as confidential and not disclose to any Person any and all confidential information furnished to it by the Purchaser, including the information in Schedule 1 and the identity of any shareholders, members, directors or Affiliates of the Purchaser, and to use any such confidential information only in connection with this Note Purchase Agreement and any other Transaction

Document and the transactions contemplated hereby and thereby. Notwithstanding the foregoing, the Issuer and its Representatives may disclose such information on a need-to-know basis to its or their respective Representatives, members, managers, brokers, advisors, lawyers, accountants, bankers, trustees, investors, co-investors, insurers, insurance brokers, underwriters and financing parties; provided, however, that such Persons shall be informed of the confidential nature of such information and shall be obligated to keep such confidential information confidential pursuant to obligations of confidentiality substantially similar to those set forth herein. In addition, except as required by Applicable Law or judicial or administrative proceedings (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) and except as otherwise set forth in this Section 17.3, neither the Issuer nor any of its Affiliates shall disclose to any Person, or use or include in any public announcement or any public filing, the identity of any shareholders, members, directors or Affiliates of the Purchaser in relation to the transactions contemplated by the Transaction Documents, without the prior written consent of such shareholder, member, director or Affiliate.

The confidentiality obligations of the Purchaser under the confidentiality agreement referenced in Schedule 1 are hereby incorporated by reference herein. The Purchaser hereby agrees to be bound by such obligations until the later of: (i) the date specified in such confidentiality agreement as the date on which such obligations shall terminate and (ii) the date that is 24 months following the date that the Purchaser ceases to have an interest in the Original Notes, whether through a sale of its interest, the maturity or repayment of its interest or otherwise.

Section 17.4     Currency Exchange; Judgment Currency.

(a)      If, for the purpose of obtaining a judgment or order in any court, it is necessary to convert a sum due hereunder from Dollars into another currency, Theravance Biopharma R&D has agreed, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, Theravance Biopharma R&D could purchase Dollars with such other currency in the Borough of Manhattan, The City of New York on the Business Day preceding the day on which final judgment is given.

(b)     The obligation of Theravance Biopharma R&D in respect of any sum payable by it to the Purchaser hereunder shall, notwithstanding any judgment or order in a Judgment Currency, be discharged only to the extent that, on the Business Day following receipt by the Purchaser of any sum adjudged to be so due in the Judgment Currency, the Purchaser may in accordance with normal banking procedures purchase Dollars with the Judgment Currency. If the amount of Dollars so purchased is less than the sum originally due to the Purchaser in the Judgment Currency (determined in the manner set forth in Section 17.4(a)), Theravance Biopharma R&D agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Purchaser against such loss, and, if the amount of the Dollars so purchased exceeds the sum originally due to the Purchaser, the Purchaser shall remit to Theravance Biopharma R&D such excess, provided that the Purchaser shall have no obligation to remit any such excess as long as Theravance Biopharma R&D shall have failed to pay the Purchaser any obligations due and payable to the Purchaser hereunder, in which case such excess may be applied to such obligations of Theravance Biopharma R&D in accordance with the terms hereof. The foregoing indemnity shall constitute a separate and independent obligation of Theravance Biopharma R&D and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.

[SIGNATURE PAGES FOLLOW]

If the foregoing is in accordance with your understanding of this Note Purchase Agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement among us and you in accordance with its terms.

Very truly yours,

TRIPLE ROYALTY SUB II LLC

By:
Name:
Title:

THERAVANCE BIOPHARMA R&D, INC.

By:
Name:
Title:

TRIPLE ROYALTY SUB II

Note Purchase Agreement

[PURCHASER SIGNATURE PAGE]

TRIPLE ROYALTY SUB II

Note Purchase Agreement

SCHEDULE 1

Confidentiality Agreement Referenced In Section 4.7:

Date: November [•], 2019

Parties: Theravance Biopharma R&D, Inc. and [•]

Purchaser	Principal Amount of Original Notes	Notice Information
[•]	$[•]	[•]